EXHIBIT 5.1

            [Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.]


                                November 29, 2001


Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, Texas 78209

Ladies and Gentlemen:

         We have acted as legal counsel to Clear Channel Communications, Inc., a Texas corporation (the "Company") in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 of even date herewith (the "Registration Statement") for the registration of $25,000,000 in deferred compensation obligations (the "Obligations") of the Company to be offered and sold under the Company's Nonqualified Deferred Compensation Plan (the "Plan").

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion, the Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability (I) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We are members of the Bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                  Very truly yours,

                                  /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.